Exhibit 99.1
                                                                    ------------

                  Sapient Names Alan Herrick President and CEO

                  Succeeds Co-Chairman and CEO Jerry Greenberg

                          Joseph Tibbetts Joins as CFO

               Independent Director Jeff Cunningham Named Chairman

          Financial Statements for Prior Fiscal Periods to be Restated

          Company Expects Third Quarter Revenues to be at or Exceed the
                       Upper End of Prior Revenue Guidance



     CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 17, 2006--Sapient (Nasdaq: SAPE) today announced that its board of directors has named executive vice president Alan J. Herrick to the position of president and chief executive officer. Herrick has been elected to Sapient's board of directors. He succeeds former co-chairman and chief executive officer Jerry A. Greenberg, who has resigned from the company and its board.

     Jeffrey M. Cunningham, an independent director since 2004 and a member of the board's audit committee, has been named chairman of the board. J. Stuart Moore, co-founder of Sapient, remains a board member but has elected to give up his position as co-chairman to allow for an independent chairman.

     The company also announced that Joseph S. Tibbetts, Jr., a veteran financial executive, who was most recently chief financial officer of Novell, Inc., will join Sapient as senior vice president and chief financial officer, replacing interim chief financial officer Susan D. Cooke, who has resigned from the company.

     Commenting on the appointment of Herrick, Cunningham said, "Alan has been instrumental in Sapient's growth and success. He joined Sapient in 1995 and most recently headed business units representing ninety percent of the company's revenues. His appointment to chief executive officer is part of a succession plan that we have had in place for over a year. Alan is a proven leader with outstanding management skills and broad-based expertise in all facets of the business. We are very pleased to have someone with such extraordinary talents to lead Sapient as we look to the future."

     Cunningham continued, "Although our previously announced internal investigation into Sapient's stock-based compensation practices is not yet completed, Jerry and the board came to the conclusion that, based on the information gathered to date, it would be in the best interests of the company and our shareholders to accelerate our CEO succession plan. In light of these developments, Sue Cooke, interim CFO, has resigned from the company. With the changes we are announcing today, we continue to have a strong leadership team in place that can focus fully on the business and work with our people around the globe to serve the needs of our clients."

     Herrick, 40, said, "I am very excited to be taking on the CEO role at this time. Sapient has a very strong portfolio of services, a growing client base and one of the most talented teams in the industry. I am looking forward to building on our track record of helping clients achieve extraordinary results through innovations in marketing, business operations, and technology."

     Before serving as CFO of Novell, Tibbetts, 54, held a variety of senior financial management positions at Charles River Ventures, Lightbridge, Inc., and SeaChange International Inc., and was formerly a partner with Price Waterhouse LLP.

     Greenberg, who co-founded Sapient in 1990 with Moore, said, "Although it is difficult to leave the company I co-founded, I have enormous confidence in Alan and the team's ability to drive performance in every area of our business. I know Sapient is in great hands and is poised for continued growth in the coming years."

     Cunningham added, "On behalf of the entire board, I would like to thank Jerry for his many contributions and outstanding leadership in creating Sapient and making it the strong and well-positioned business that it is today."

     Update on Stock Option Investigation

     Sapient announced on August 8, 2006 that the audit committee of its board of directors, assisted by outside counsel and forensic accountants, is conducting an internal investigation into the company's stock-based compensation practices, focused on the period from 1996 to the present.

     Over the past two months, the committee has reviewed and analyzed over 400,000 e-mails and other documents and conducted interviews of 15 current and former officers, directors and employees of Sapient. The committee expects to conclude the investigation in the fourth quarter of 2006 and the company will amend prior period financial statements as required as soon as practicable thereafter.

     Although the investigation is not yet complete, the committee has identified option grants that had incorrect measurement dates and were not appropriately accounted for. These options were awarded principally during the period from 1997 through 2001.

     Prior Financial Statements

     Although the investigation is ongoing, in light of these preliminary findings, management has concluded, and the audit committee agrees, that Sapient will need to restate its historical financial statements to record non-cash charges for compensation expense relating to past stock option grants. However, the company has not yet completed its assessment of materiality for each prior period, nor has it determined the full amount of any such charges, the resulting tax and accounting impact, or which periods may require restatement. The company will be filing a Form 8-K stating that the financial statements and all earnings and press releases and similar communications issued by the company relating to periods beginning January 1, 1997 should therefore not be relied upon. The company continues to proactively inform the SEC of the status of the investigation.

     Financial Guidance

     Sapient expects revenues for the third quarter ended September 30, 2006 to be at or exceed the upper end of the prior revenue guidance of $100 million to $104 million.

     However, because the stock-based compensation investigation is not complete, the company does not expect to release third quarter results on November 7, as previously announced. Sapient expects to report earnings following the conclusion of the investigation and after determining the extent to which historical financial statements need to be restated.

     Forward-Looking Statements

     This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the completion of the audit committee investigation, the continued acceptance of the company's services, the company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth, and projects effectively, and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

     About Sapient

     Sapient helps clients innovate their businesses in the areas of marketing, business operations, and technology. Leveraging a unique approach, breakthrough thinking, and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Sony Electronics, the U.S. Marine Corps, and Verizon.

     Founded in 1990, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe, and India. More information about Sapient can be found at www.sapient.com.

     Sapient is a registered service mark of Sapient Corporation.


     CONTACT: Sapient
              Investor Relations:
              Noelle Faris, 617-374-3682
              nfaris@sapient.com
              or
              Media:
              Patti Birbiglia, 617-621-0200
              pbirbi@sapient.com